UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2013

SED INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State or other jurisdiction of incorporation)	001-35094 (Commission File Number)	22-2715444 (I.R.S. Employer Identification No.)
3505 Newpoint Place, Suite 450 Lawrenceville Georgia 30043 (Address of Principal Executive Offices, including Zip Code)

(770) 243-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Definitive Material Agreement.

The Board of Directors (the “Board”) of SED International Holdings, Inc. (“SED”) has authorized and the Company declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of SED (the “Common Stock”) to stockholders of record at the close of business on September 19, 2013 (the “Record Date”). Each Right entitles the registered holder to purchase from SED one one-thousandth of one share of series A junior participating cumulative preferred stock, par value $1.00 per share, of SED (the “Preferred Stock”), at a purchase price equal to $6.00 per one one-thousandth of a share, subject to adjustment (the “Exercise Price”). The description and terms of the Rights are set forth in a Tax Benefit Preservation Rights Agreement, dated September 9, 2013 (the “Rights Agreement”), as the same may be amended from time to time, between SED and Computershare Trust Company, N.A., as Rights Agent. In addition, one Right will be issued with each share of the Common Stock that becomes outstanding after the Record Date, and prior to the earliest of (i) the Distribution Date (as defined below), (ii) the date the Rights are redeemed, (iii) the date the Rights are exchanged, or (iv) the date the rights otherwise expire (see “Expiration Date of the Rights” below). The Rights trade automatically with shares of the Common Stock and separate and become exercisable only under the circumstances described below.

Purpose of the Rights Agreement

By adopting the Rights Agreement, the Board is seeking to protect SED’s ability to carry forward its net operating losses and certain other tax attributes (collectively, the “Tax Benefits”). SED has experienced and may continue to experience substantial net operating losses for federal and state income tax purposes. In general, SED may “carry forward” net operating losses in certain circumstances to offset current and future taxable income, which will reduce federal and state income tax liability, subject to certain requirements and restrictions. The Rights Agreement also has certain ancillary anti-takeover effects.

These Tax Benefits can be valuable to SED. However, if SED experiences an “ownership change”, as defined for purposes of Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, its ability to use the Tax Benefits could be substantially limited and delayed, which would significantly impair the value of the Tax Benefits.

Generally, SED will experience an “ownership change” if the percentage of the shares of the Common Stock owned by one or more “five-percent shareholders” increases by more than fifty percentage points over the lowest percentage of shares of the Common Stock owned by such stockholder at any time during the prior three-year period or, if sooner, since our last “ownership change.” Therefore, the Rights Agreement has a 4.9% “trigger” threshold that is intended to act as a deterrent to any person or entity seeking to acquire 4.9% or more of the outstanding Common Stock without the prior approval of the Board.

Rights Are Not Exercisable Until the Distribution Date

Until the Distribution Date (as defined below), the Rights will be attached to all certificates representing shares of the Common Stock then outstanding, and no separate Rights certificates (“Rights Certificates”) will be distributed. Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become separately tradable and exercisable only upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (collectively, an “Acquiring Person”) has acquired beneficial ownership of 4.9% or more of the outstanding Common Stock or (ii) ten business days (or such later day as the Board may determine) following the commencement or announcement of an intention to make a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person (such earlier date being referred to as the “Distribution Date”). The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain acquisitions of Common Stock from the applicable ownership trigger if the Board determines that the requested acquisition will not jeopardize or endanger the availability of the Tax Benefits.

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Rights Holders Have No Rights as Stockholder Until Right Is Exercised

Until a Right is exercised, the holder of such Right will have no rights as a stockholder of SED (beyond those possessed as an existing stockholder), including, without limitation, the right to vote or to receive dividends with respect to the Right.

Grandfathered Persons

The Rights Agreement provides that any person or entity who otherwise would be an Acquiring Person on the date the Rights Agreement was adopted (each, a “Grandfathered Person”) shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless such Grandfathered Person increases its beneficial ownership by more than one-quarter of one percentage point over such Grandfathered Person’s lowest percentage of ownership of the Common Stock after the adoption of the Rights Agreement, subject to specified exceptions.

Detachment and Transfer of Rights

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for the Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

“Flip-in” Rights

At any time after a Distribution Date has occurred, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon paying the Exercise Price and in lieu of a number of one one-thousandths of a share of Preferred Stock, shares of Common Stock (or, in certain circumstances, cash or other of our securities) having a market value equal to two times the Exercise Price of the Right. For example, assuming a $3.00 market price for the Common Stock and the current Exercise Price of $6.00, after the Distribution Date each Right would entitle its holder to purchase four shares of the Common Stock with a market value of $12.00 for an aggregate purchase price of $6.00, or $1.50 per share. All Rights beneficially owned by any Acquiring Person would be null and void.

“Flip-over” Rights

In the event any person or group becomes an Acquiring Person and SED merges into or engages in certain other business combinations with an Acquiring Person, or 50.0% or more of SED’s consolidated assets or earning power are sold to an Acquiring Person, each holder of a Right (other than void Rights owned by an Acquiring Person) will thereafter have the right to receive, upon payment of the Exercise Price, common stock of the acquiring company that at the time of such transaction with a market value equal to two times the Exercise Price of the Right.

Exchange of Rights

At any time after a person becomes an Acquiring Person, in lieu of allowing the “flip-in” to occur, the Board may exchange the Rights (other than void Rights owned by an Acquiring Person), in whole or in part, at an exchange ratio of one share of the Common Stock, (or, under certain circumstances, cash, property or other securities of SED, including fractions of a share of preferred stock) per Right. Notwithstanding the foregoing, the Board may not conduct such an exchange at any time any person (other than SED or certain entities affiliated with SED) together with such person’s affiliates or associates becomes the beneficial owner of 50.0% or more of the Common Stock.

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Redemption of Rights

At any time prior to a Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right and on such terms and conditions as the Board may establish. Immediately upon the action of the Board ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

Expiration Date of the Rights

The Rights will expire at 5:00 p.m., New York, New York time on the earliest of:

•	September 19, 2016, the three-year anniversary of the Record Date;
•	the time at which the Rights are redeemed or exchanged under the Rights Agreement;
•	the final adjournment of SED's 2014 annual meeting of stockholders if stockholder approval of the Rights Agreement has not been received prior to such time;
•	the repeal of Section 382 or any successor statute, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits;
•	the beginning of a taxable year with respect to which the Board determines that no Tax Benefits may be carried forward; or
•	such time when the Board determines that a limitation on the use of Tax Benefits under Section 382 would no longer be material to SED.

Amendment of Rights

The terms of the Rights may be amended by a resolution of the Board without the consent of the holders of the Rights, except that after a person or group becomes an Acquiring Person, no such amendment may adversely affect the interests of the holders of the Rights (other than void Rights of an Acquiring Person). After the period for redemption of the Rights has expired, the Board may not amend the Rights Agreement to extend the period for redemption of the Rights.

Terms of the Preferred Stock

In connection with the Rights Agreement, the Board designated 50,000 shares of the Preferred Stock, as set forth in the Articles of Amendment for Series A Junior Participating Cumulative Preferred Stock (the “Articles of Amendment”) filed with the Secretary of State of Georgia on September 9, 2013.

This summary description of the Rights Agreement and the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the Articles of Amendment, as applicable, which are attached hereto as Exhibits 4.1 and 3.1, respectively, and are incorporated herein by reference.

Item 3.03. Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on September 9, 2013, in connection with its adoption of the Rights Agreement, SED filed the Articles of Amendment with the Secretary of State of Georgia, whereby SED created, authorized and provided for 50,000 shares of the Preferred Stock, and set forth the rights, preferences and qualifications, limitations and restrictions on the Preferred Stock. The information regarding the Preferred Stock set forth in Item 1.01 is incorporated by reference into this Item 5.03. The Articles of Amendment are attached hereto as Exhibit 3.1 and is incorporated herein by reference.

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On September 9, 2013, the Board amended SED’s Bylaws by adopting a new Article IX, which provides that all of the fair price requirements in Article 11, Part 2 of the Georgia Business Corporation Code (included in Sections 14-2-1110 through 14-2-1113 and any successor provisions), as amended from time to time, are applicable to the corporation. The full text of Article IX of the Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 9, 2013, SED issued a press release announcing the declaration of the Rights and the adoption of the Rights Agreement. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index appearing immediately after the signature page to this Form 8-K is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Date: September 9, 2013	By:	/s/ Christopher R. Joe
Name: Christopher R. Joe
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment for Series A Junior Participating Cumulative Preferred Stock
3.2	Amendment to Bylaws
4.1	Tax Benefit Preservation Rights Agreement, dated September 9, 2013, between the SED International Holdings, Inc. and Computershare Trust Company, N.A., as Rights Agent
99.1	Press Release issued by SED International Holdings, Inc. on September 9, 2013

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